Exhibit 10.25

AMERICOLD REALTY TRUST

2010 EQUITY INCENTIVE PLAN

ARTICLE I

GENERAL

1.1                                 Purpose and Overview.  This equity incentive plan, which shall be known as the “Americold Realty Trust 2010 Equity Incentive Plan” (but referred to herein as the “Plan”), has been adopted by Americold Realty Trust, a Maryland real estate investment trust (the “Company”), to enable the Company and its Subsidiaries to attract and retain qualified personnel for positions of substantial responsibility and to provide additional incentive to employees, trustees and other service providers by providing them with, among other things, an opportunity for investment in the Company.  The Plan authorizes the Company’s Board of Trustees (the “Board”) or a committee appointed by the Board to make Awards consisting of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Dividend Equivalents with respect to the Company’s Common Shares, Cash Bonus Awards and/or Performance Compensation Awards to certain Eligible Participants, on the terms and conditions more specifically described herein.

1.2                                 Definitions.

“Acquirer” shall have the meaning given such term in the definition of Change in Control; provided, however, that if in the case of a particular Award the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” the term “Acquirer” shall have the meaning given such term in the definition of Change in Control or, if no such meaning is specified, shall mean the entity (if any) acquiring control or effective control of the Company, the surviving or successor entity, or the entity acquiring substantially all of the assets of the Company in a transaction constituting a Change in Control.

“Award” shall have the meaning given such term in Section 1.5 hereof.

“Award Agreement” shall have the meaning given such term in Section 1.5 hereof.

“Award Pool” shall have the meaning given such term in Section 1.6 hereof.

“Board” shall have the meaning given such term in Section 1.1 hereof.

“Cash Bonus” shall mean a cash bonus granted pursuant to Section 7.1 hereof.

“Cause” shall mean, (i) in the case of a Participant who has an employment contract or Award Agreement with the Company that includes a definition of “Cause,” any conduct therein defined; or (ii) in the case of any Participant not described in clause (i), cause as determined in good faith by the Committee, including but not limited to any of the following:

(A)                              the Participant’s fraud, willful malfeasance, or gross negligence in the performance of his or her duties;

(B)                                the Participant’s theft, dishonesty, or falsification of any employment record or any of the Company’s records;

(C)                                any act or failure to act by the Participant that has a material detrimental effect on the reputation or business of the Company or any Company affiliate as determined in the sole discretion of the Committee (including but not limited to the unauthorized use of proprietary information); is beyond the course and scope of the Participant’s duties; or is a breach of the Participant’s fiduciary duties to the Company; in each case unless the Participant’s act or failure to act is compelled by applicable statute or regulation;

(D)                               the Participant’s conviction of, or entering of a plea of guilty or nolo contendere to, a felony or any other crime that involves moral turpitude or the commission of an act involving dishonesty or fraud with respect to the Company or any Company affiliate;

(E)                                 any material breach or violation of the terms of the Participant’s employment contract (if any); Participant’s material or repeated failure to perform the duties assigned to him or her by his or her supervisor; or Participant’s refusal, or repeated failure, to obey the lawful directives or reasonable instructions of the Board; or

(F)                                 illegal substance abuse or habitual drunkenness;

provided that, in the case of (C), (E), or (F) above, the Company has provided the Participant with written notice and opportunity to cure the condition if in the reasonable judgment of the Board such condition is susceptible of cure, and the Participant has failed to cure such condition within thirty (30) days after receipt of such notice.

“Change in Control” shall, unless in the case of a particular Award the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” mean the occurrence of any one of the following events: (i) a merger, consolidation, or reorganization of the Company into or with another legal entity, or sale or transfer by the Company of all or substantially all of its assets to any other legal entity (in either case, such other legal entity is herein referred to as an “Acquirer”), such that immediately following such transaction, fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Acquirer is not beneficially owned by Persons beneficially owning at least twenty percent (20%) of the Company’s Common Shares outstanding and reserved for issuance immediately prior to such transaction; (ii) any transaction or series of transactions by Yucaipa American Alliance Fund I, LP, Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP, Yucaipa American Alliance Fund II, LP, and Yucaipa American Alliance (Parallel) Fund II, LP and/or their affiliated entities (collectively, “Yucaipa”) that results in Yucaipa, in the aggregate, beneficially owning less than fifty percent (50%) of the Company’s Common Shares outstanding and reserved for issuance immediately prior to such transaction or series of transactions; or (iii) a dissolution or liquidation of the Company.  Notwithstanding the foregoing, any public offering of the Company’s securities shall not be or result in a Change in Control.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.  Reference in the Plan to any section of the Code shall be deemed to include any Treasury Regulations and other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

“Committee” shall have the meaning given such term in Section 1.3(a) hereof.

“Common Shares” shall mean Common Shares of the Company, $0.01 par value per share, and such other securities as may become the subject of Awards pursuant to an adjustment made under Section 9.4 hereof.

“Company” shall have the meaning given such term in Section 1.1 hereof.

“Disability” shall mean, except as otherwise provided in an applicable Award Agreement, the inability of a Participant to perform the duties, responsibilities and obligations of such Participant’s position for six (6) months (in the aggregate) within any consecutive twelve (12) month period by reason of a medically determinable physical or mental impairment, as determined in good faith by the Committee.

“Dividend Equivalent” shall have the meaning given such term in Section 8.1 hereof.

“Effective Date” shall have the meaning given such term in Section 9.1 hereof.

“Eligible Participant” shall have the meaning given such term in Section 1.4 hereof.

“Eligible Status” shall have the meaning given such term in Section 1.4 hereof.  Without limiting the foregoing, an Eligible Participant’s Eligible Status shall terminate once that Person is no longer an officer, trustee or employee of the Company or any Subsidiary, or the Committee determines that such Person is no longer properly treated as a consultant or other bona fide service provider to the Company or any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.  Reference in the Plan to any section of the Exchange Act shall be deemed to include any rules, regulations, and other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

“Exercise Price” shall mean the amount determined by the Committee with respect to the corresponding Option pursuant to Section 2.3 hereof.

“Fair Market Value” shall mean, with respect to a Common Share, the fair market value of a Common Share as determined by the Committee from time to time.  Unless otherwise determined by the Committee, the fair market value of a Common Share shall be the closing price of a Common Share on the date as of which the determination is being made as quoted on the New York Stock Exchange or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred as quoted on the New York Stock Exchange, in each case as reported in The Wall Street Journal or such other source as the Committee deems reliable.

“Grant Date” shall mean, with respect to an Award, the date on which the material terms of such Award are approved by the Committee, or such other date as may be designated by the Committee at the time of such approval and specified in the applicable Award Agreement as the “Grant Date” of such Award.

“Immediate Family Member” shall have the meaning given such term in Section 8.4(c) hereof.

“Incentive Stock Option” shall mean an Option designated by the Committee as an “Incentive Stock Option” pursuant to Section 2.1 hereof and intended to comply with the provisions of Section 422 of the Code or any successor statutory provision.

“Nonqualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

“Option” shall mean an option to purchase Common Shares granted under ARTICLE II hereof.

“Participant” shall have the meaning given such term in Section 1.4 hereof.

“Performance Compensation Award” shall have the meaning given such term in ARTICLE VII hereof.

“Performance Formula” shall have the meaning given such term in Section 7.2 hereof.

“Performance Goal” shall have the meaning given such term in Section 7.2 hereof.

“Performance Period” shall have the meaning given such term in Section 7.2 hereof.

“Permitted Transferee” shall have the meaning given such term in Section 8.4(c) hereof.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

“Plan” shall have the meaning given such term in Section 1.1 hereof.

“Predecessor Plan” shall mean the Americold Realty Trust 2008 Equity Incentive Plan.

“Registration Date” means the effective date of the first registration statement with respect to the Common Shares that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act.

“Restricted Stock” shall mean Common Shares granted under ARTICLE IV hereof.

“Restricted Stock Unit” shall mean a right granted under ARTICLE V hereof.

“RSU” shall mean a Restricted Stock Unit.

“SAR” shall mean a Stock Appreciation Right.

“SAR Settlement Payment” shall have the meaning given such term in Section 3.2 hereof.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto.  Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations, and other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

“Stock Appreciation Right” shall mean a right granted under ARTICLE III hereof.

“Stock Bonus” shall mean Common Shares granted under ARTICLE VI hereof.

“Strike Price” shall mean the amount determined by the Committee with respect to the corresponding Stock Appreciation Right pursuant to Section 3.3 hereof.

“Subsidiary” shall mean any majority-owned direct or indirect subsidiary of the Company.

“Tax Withholding Liability” shall mean all federal, state, local, and foreign income tax, social security tax, and any other taxes applicable to the compensation income arising from a transaction required by applicable law to be withheld by the Company or any Subsidiary.

“Transfer” shall mean any assignment, conveyance, sale, gift, pledge, hypothecation, encumbrance or other transfer, disposition or alienation.

1.3                                 Administration.

(a)                                  Committee.  The Plan shall be administered and interpreted by the Compensation Committee of the Board, if any, or such other committee of the Board which shall be appointed by and serve at the pleasure of the Board for the express purpose of administering and interpreting the Plan (the “Committee”), provided that the full Board may at any time act as the Committee.  It is intended that the Committee will consist solely of individuals each of whom, at the time of his or her appointment, qualifies as a “non-employee director” under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act and, to the extent that the Board determines that relief from the limitation of Section 162(m) of the Code shall be sought, as an “outside director” under Section 1.162-27(e)(3)(i) of the Treasury Regulations.  Notwithstanding any other provision of this Plan to the contrary, any Award to a member of the Board who is not an employee of the Company or a Subsidiary must be authorized by the full Board pursuant to recommendations made by the Committee.

(b)                                 Authority of Committee.  Subject to the express terms and conditions hereof and applicable laws, rules and regulations, the Committee is authorized to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Common Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Common Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee, subject to the requirements of Section 409A of the Code, if applicable; (vii) establish, amend and rescind rules and regulations relating to the Plan; (viii) approve forms of agreements under the Plan; (ix) construe and interpret the terms of the Plan and Awards made pursuant to the Plan; (x) make all other determinations and take any other actions that the Committee deems necessary or advisable for the administration and interpretation of the Plan and Awards made pursuant to the Plan; and (xi) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.  Without limiting the generality of the foregoing, and subject to the express terms and conditions hereof, the Committee may modify the terms and conditions of the Plan or of any Awards granted hereunder to the extent necessary or advisable to effectuate the purpose of the Plan as a result of any changes in the tax, accounting, or securities law treatment of the Plan or any instruments issued hereunder.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding on all Persons.  No member of the Committee shall be liable to any Person for any such action taken or determination made in good faith.

1.4                                 Eligibility.  The Committee may make Awards under the Plan only to Persons who, at the time of such Awards, are officers, trustees, employees, consultants, advisers or other bona fide service providers with respect to the Company or any Subsidiary (each such Person an “Eligible Participant” in an “Eligible Status”).  The Committee shall select, upon the recommendation of the Board or upon the Committee’s own initiative, Eligible Participants to whom the making of Awards would, in the opinion of the Committee, further the Plan’s purpose.  (Each recipient of an Award hereunder, including any transferee in a transfer that complies with Section 8.4 hereof, shall be referred to herein as a “Participant.”)

The adoption of this Plan shall not be deemed to give any Eligible Participant any right to be selected for an Award hereunder.  There is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards under the Plan, and the terms and conditions of Awards need not be the same with respect to each Participant.  In addition, nothing contained in this Plan or in any applicable Award Agreement shall confer upon any Eligible Participant or Participant any right to be employed by or otherwise continue in an Eligible Status with the Company or any Subsidiary or in any way affect the Company’s or any Subsidiary’s right to terminate such Person’s employment or other Eligible Status without prior notice at any time for any or no reason.

1.5                                 Awards; Award Agreement.  Subject to the limitations set forth in Section 1.6, the Committee may grant to any Eligible Participant one or more awards (each an “Award”) consisting of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards, Dividend Equivalents, Cash Bonus Awards and/or Performance Compensation Awards.  An Award shall be considered as granted hereunder only after its authorization, including all material terms thereof, by the Committee.  Each Award under the Plan shall be evidenced by an agreement (an “Award Agreement”), executed by the Participant and the Company, which Award Agreement shall (a) specify the terms and conditions of the

Award and any rules applicable thereto, (b) incorporate all provisions of the Plan by reference, and (c) include such other terms and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.  Without limitation, the Award Agreement shall specify (i) the total number of Common Shares subject to the Award, if applicable, (ii) in the case of an Option or SAR, the Exercise Price or Strike Price per Common Share, (iii) the vesting schedule or vesting conditions, if any, with respect to such Award, (iv) the period(s) during which such Award shall be exercisable or the date(s) on which such Award shall be settled, and (v) such other matters required or permitted to be specified therein under the Plan.

1.6                                 Shares Available Under the Plan.

(a)                                  Award Pool.  Subject to adjustments as provided in Sections 1.6(b), 1.6(c) and 9.4, the maximum aggregate number of Common Shares that may be subject to, or (without duplication) delivered pursuant to, Awards granted under the Plan is 2,199,986.  Such maximum aggregate number of Common Shares shall be referred to herein as the “Award Pool.”  The Common Shares subject to or delivered pursuant to Awards granted under the Plan may be authorized but unissued Common Shares, Common Shares held in Treasury, or reacquired Common Shares.

(b)                                 Forfeiture.  If any Common Shares subject to an Award granted under the Plan are forfeited, or if an Award granted under this Plan expires, is forfeited or becomes unexercisable for any reason without having been exercised or paid in full, the Common Shares subject thereto which were not exercised or paid in full shall be available for future Awards under the Plan.  In addition, if any award granted under the Predecessor Plan that was outstanding on the Effective Date expires, is forfeited, or becomes unexercisable for any reason after the Effective Date without having been exercised or paid in full, the Common Shares subject thereto which were not exercised or paid in full shall be added to the Award Pool.  For purposes of the preceding sentence, a Performance Compensation Award shall be treated as not having been paid in full if less than the target number of Common Shares or cash equivalent thereof is issued or paid.

(c)                                  Accounting for Awards.  For purposes of Sections 1.6(a) and (b), the following rules will apply for counting Common Shares issued or transferred under the Plan:

(i)                                     If an Award is denominated in Common Shares, the number of Common Shares covered by such Award, or to which such Award relates, shall be counted on the Grant Date of such Award against the aggregate number of Common Shares available for granting Awards under the Plan, except as otherwise provided in this Section 1.6.

(ii)                                  In the case of Performance Compensation Awards denominated in Common Shares, the target number of Common Shares shall be counted on the Grant Date of such Award against the aggregate number of Common Shares available for granting Awards under the Plan, and if the actual number of Common Shares (or cash equivalent) issued under the Award is greater or less than such target number, the aggregate number of Common Shares available for granting Awards under the Plan shall be decreased or increased, as applicable, to account for such difference.

(iii)                               In the case of Dividend Equivalents denominated in Common Shares, or Awards not denominated, but potentially payable, in Common Shares, such Dividend Equivalents or Awards shall be counted against the aggregate number of Common Shares available for granting Awards under the Plan in such amount and at such time as the Dividend Equivalents or other such Awards are settled in Common Shares.

(iv)                              Any Common Shares that are delivered by the Company and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company shall not be counted against the Common Shares available for granting Awards under this Plan.

(v)                                 Common Shares subject to an Award under the Plan will be treated as having been issued and transferred and may not again be made available for issuance under the Plan if such Common Shares are: (A) Common Shares that were subject to an Option or stock-settled SAR and were not issued upon the net settlement or net exercise of such Option or SAR, (B) Common Shares delivered to the Company to pay the Exercise Price upon exercise of an Option, (C) Common Shares delivered to or withheld by the Company to satisfy any Tax Withholding Liability, or (D) Common Shares repurchased on the open market with the proceeds of an Option exercise.  Common Shares subject to an award granted under the Predecessor Plan that was outstanding on the Effective Date will be treated for purposes of this Plan as having been issued and transferred, and will not be added to the Award Pool, if such Common Shares are: (A) Common Shares that were subject to an option or stock-settled stock appreciation right granted under the Predecessor Plan and were not issued upon the net settlement or net exercise of such option or stock appreciation right, (B) Common Shares delivered to the Company to pay the exercise price upon exercise of an option granted under the Predecessor Plan, (C) Common Shares delivered to or withheld by the Company to satisfy any tax withholding liability with respect to an award granted under the Predecessor Plan, or (D) Common Shares repurchased on the open market with the proceeds of the exercise of an option granted under the Predecessor Plan.

(d)                                 Incentive Stock Options.  Subject to adjustments as provided in Section 9.4, no more than 2,199,986 Common Shares may be delivered in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan.

(e)                                  Individual Limit.  No Participant may receive grants of Awards representing more than 1,000,000 Common Shares in any thirty-six (36) month period, subject to adjustment as provided in Section 9.4.  The maximum amount that may be paid to any Participant pursuant to a Performance Compensation Award, other than an Award that is denominated in Common Shares, in any thirty-six (36) month period is $4,500,000.

ARTICLE II

OPTIONS

2.1                                 General; Incentive or Nonqualified Stock Options.  Each Option granted under the Plan shall be subject to the terms and conditions set forth in this ARTICLE II and to such other terms and conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.  The Committee may, in its discretion, grant Options designated as “Incentive Stock Options,” which shall comply with the provisions of Section 422 of the Code or any successor statutory provision, or “Nonqualified Stock Options.”  Any Options awarded hereunder shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option.  Incentive Stock Options shall be granted only to Eligible Participants who are employees of the Company or of a Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code, and no Incentive Stock Option shall be granted to any Eligible Participant who is ineligible to receive an Incentive Stock Option under the Code.  No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company within twelve (12) months after the Plan is adopted and in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.  In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code.  If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.  Notwithstanding any designation of Options as Incentive Stock Options, to the extent that the aggregate Fair Market Value of Common Shares with respect to which Incentive Stock Options granted to a particular individual become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company or its parent or subsidiary corporations within the meaning of Section 424(f) of the Code) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.  For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Common Shares shall be determined as of the Grant Date of the Option to which such Common Shares are subject.

2.2                                 Nature of Award.  An Option awarded to a Participant hereunder shall represent an option to receive (upon satisfaction of the terms and conditions contained in the Plan and other such terms and conditions not inconsistent with the Plan as may be determined by the Committee and reflected in the applicable Award Agreement, including without limitation the payment of the Exercise Price and the amount of the applicable Tax Withholding Liability pursuant to Section 8.8 hereof) the number of Common Shares specified in the Award Agreement, which Common Shares shall be subject to the limitations and restrictions set forth in Section 8.6 and the applicable Award Agreement.

2.3                                 Exercise Price.  The Exercise Price per Common Share with respect to any Option awarded hereunder shall be determined by the Committee, in its sole and absolute discretion, provided that the Exercise Price of any Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Shares underlying the Option on the Grant Date except as otherwise provided in Section 9.4, and provided, further, that in the case of any Incentive Stock Option granted to a Participant who, at the time of the grant of such Option, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” within the meaning of Section 424(e) or (f) of the Code, the Exercise Price of such Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Shares underlying the Option on the Grant Date.

2.4                                 Vesting.  Notwithstanding anything to the contrary contained herein, no Option (or portion of an Option) shall be eligible for exercise until such Option (or portion of an Option) has vested in accordance with the provisions hereof or of the applicable Award Agreement.  Except as otherwise provided in the Plan and the applicable Award Agreement, an Option awarded pursuant to this Plan shall vest and become exercisable as to twenty percent (20%) of the total number of Common Shares subject to such Option annually over the five (5) year period following the Grant Date, subject to the Participant’s maintenance of his or her Eligible Status over that period as well as the other provisions of this Plan.  Except as expressly set forth in the applicable Award Agreement, any Option awarded pursuant to this Plan shall initially be unvested.

2.5                                 Exercise of the Option.

(a)                                  Exercisability.  An Option may be exercised only to the extent that it is (i) granted pursuant to a valid Award Agreement, (ii) vested, (iii) not terminated, and (iv) exercised on or before the date such Option expires pursuant to Section 2.6.

(b)                                 Number of Shares.  The Participant may exercise an Option with respect to any whole number of Common Shares subject thereto.

(c)                                  Notice of Exercise.  The Option shall be exercised by giving written notice thereof to the Company on such form as may be specified by the Committee.  Such written notice shall state the number of Common Shares to be purchased or with respect to which the Option is exercised.

(d)                                 Payment.  The notice of exercise of an Option will be accompanied by full payment of the Exercise Price for the number of Common Shares to be purchased.  Such payment shall be in United States dollars in cash or by bank cashier’s check made payable to the Company’s order, or in the form of such other legal consideration for the purchase of Common Shares as may be approved by the Committee, in its discretion, including without limitation (i) Common Shares valued at the Fair Market Value at the time the Option is exercised, provided that such Common Shares are not subject to any pledge or other security interest, (ii) by means of a “net exercise” procedure approved by the Committee, or (iii) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price.  In addition, as a condition to the exercise of any Option, the Participant shall pay to the Company or its Subsidiary the amount of the applicable Tax Withholding Liability pursuant to Section 8.8 hereof.

2.6                                 Term.  The term of any Option awarded hereunder shall begin on the Grant Date and, to the extent that any portion thereof remains unexercised, such Option shall automatically and without further notice expire and be of no further force and effect on the tenth (10th) anniversary of the Grant Date (or, in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant of such Option, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” within the meaning of Section 424(e) or (f) of the Code, the fifth (5th) anniversary of the Grant Date), or such earlier date determined by the Committee and provided in the applicable Award Agreement.  Notwithstanding anything to the contrary contained herein, an Option is exercisable only if exercised on or before the date such Option expires pursuant to this Section 2.6.

2.7                                 Termination Prior to Expiration Date.  Notwithstanding Section 2.6, an Option granted hereunder (or the portion thereof specified below) shall terminate prior to the expiration date provided in Section 2.6 upon the occurrence of any of the following events, except as otherwise provided in the applicable Award Agreement:

(a)                                  Unvested Options.  Any unvested Option (or portion of an Option) shall terminate on the date the Participant’s Eligible Status is terminated for any or no reason.

(b)                                 Vested Options.  Any vested Option (or portion of an Option), to the extent not previously exercised, shall terminate:

(i)                                     if the Participant’s Eligible Status is terminated for Cause, then on the date of such termination;

(ii)                                  if the Participant’s Eligible Status is terminated on account of death or Disability, then on the date that is six (6) months after the date of such termination; and

(iii)                               if the Participant’s Eligible Status is terminated for reasons other than those set forth in the immediately preceding clauses (i) and (ii), then on the date that is three (3) months after the date of such termination.

2.8                                 Notification of Disqualifying Disposition.  Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company immediately after making a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option.  A disqualifying disposition is any disposition (including without limitation any sale) of such Common Shares before the later of (a) two (2) years after the Grant Date of the Incentive Stock Option or (b) one (1) year after the date of exercise of the Incentive Stock Option.

ARTICLE III

STOCK APPRECIATION RIGHTS

3.1                                 General. Each SAR granted under the Plan shall be subject to the terms and conditions set forth in this ARTICLE III and to such other terms and conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

3.2                                 Nature of Award.  An SAR awarded to a Participant hereunder shall represent a right to receive (upon satisfaction of the terms and conditions contained in the Plan and other such terms and conditions not inconsistent with the Plan as may be determined by the Committee and reflected in the applicable Award Agreement, including without limitation the payment of the amount of the applicable Tax Withholding Liability pursuant to Section 8.8 hereof) a payment (the “SAR Settlement Payment”) in an amount equal to the number of Common Shares subject to the SAR that is being exercised multiplied by the excess (or a specified percentage of such excess not to exceed one hundred percent (100%)), if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price.  The Committee may provide in the applicable Award Agreement that the SAR Settlement Payment shall not exceed a maximum specified in such Award Agreement as of the Grant Date.  The SAR Settlement Payment may be made in the form of cash, Common Shares valued at the Fair Market Value on the payment date, or any combination thereof, as determined by the Committee, in its sole and absolute discretion.

3.3                                 Strike Price.  The Strike Price per Common Share with respect to any SAR awarded hereunder shall be determined by the Committee, in its sole and absolute discretion, provided that the Strike Price of any SAR shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Shares underlying the SAR on the Grant Date except as otherwise provided in Section 9.4.

3.4                                 Vesting.  Notwithstanding anything to the contrary contained herein, no SAR (or portion of an SAR) shall be eligible for exercise until such SAR (or portion of an SAR) has vested in accordance with the provisions hereof or of the applicable Award Agreement.  Except as otherwise provided in the Plan and the applicable Award Agreement, an SAR awarded pursuant to this Plan shall vest and become exercisable as to twenty percent (20%) of the total number Common Shares subject to such SAR annually over the five (5) year period following the Grant Date, subject to the Participant’s maintenance of his or her Eligible Status over that period as well as the other provisions of this Plan.  Except as expressly set forth in the applicable Award Agreement, any SAR awarded pursuant to this Plan shall initially be unvested.

3.5                                 Exercise of the SAR.

(a)                                  Exercisability.  An SAR may be exercised only to the extent that it is (i) granted pursuant to a valid Award Agreement, (ii) vested, (iii) not terminated, and (iv) exercised on or before the date such SAR expires pursuant to Section 3.6.

(b)                                 Number of Shares.  The Participant may exercise an SAR with respect to any whole number of Common Shares subject thereto.

(c)                                  Notice of Exercise.  The SAR shall be exercised by giving written notice thereof to the Company on such form as may be specified by the Committee.  Such written notice shall state the number of Common Shares with respect to which the SAR is exercised.

(d)                                 Payment.  As a condition to the exercise of any SAR, the Participant shall pay to the Company or its Subsidiary the amount of the applicable Tax Withholding Liability pursuant to Section 8.8 hereof.

3.6                                 Term.  The term of any SAR awarded hereunder shall begin on the Grant Date and, to the extent that any portion thereof remains unexercised, shall automatically and without further notice terminate and be of no further force and effect on the tenth (10th) anniversary of the Grant Date, or such earlier date determined by the Committee and provided in the applicable Award Agreement.  Notwithstanding anything to the contrary contained herein, an SAR is exercisable only if exercised on or before the date such SAR expires pursuant to this Section 3.6.

3.7                                 Termination Prior to Expiration Date.  Notwithstanding Section 3.6, an SAR granted hereunder (or the portion thereof specified below) shall terminate prior to the expiration date provided in Section 3.6 upon the occurrence of any of the following events, except as otherwise provided in the applicable Award Agreement:

(a)                                  Unvested SARs.  Any unvested SAR (or portion of an SAR) shall terminate on the date the Participant’s Eligible Status is terminated for any or no reason.

(b)                                 Vested SARs.  Any vested SAR (or portion of an SAR), to the extent not previously exercised, shall terminate:

(i)                                     if the Participant’s Eligible Status is terminated for Cause, then on the date of such termination;

(ii)                                  if the Participant’s Eligible Status is terminated on account of death or Disability, then on the date that is six (6) months after the date of such termination; and

(iii)                               if the Participant’s Eligible Status is terminated for reasons other than those set forth in the immediately preceding clauses (i) and (ii), then on the date that is three (3) months after the date of such termination.

ARTICLE IV

RESTRICTED STOCK

4.1                                 General; Nature of Award. An Award of Restricted Stock shall be subject to the terms and conditions set forth in this ARTICLE IV and to such other terms and conditions not inconsistent with the Plan as may be determined by the Committee and reflected in the applicable Award Agreement.  An Award of Restricted Stock shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, subject to the vesting requirements and restrictions on Transfer hereinafter described.

4.2                                 Consideration.  To the extent permitted by Georgia law, each Award of Restricted Stock may be made without additional consideration from the Participant or, if the Committee so determines, in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

4.3                                 Vesting.  Shares of Restricted Stock shall be subject to such restrictions as the Committee may establish in the applicable Award Agreement, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate, and such shares of Restricted Stock shall vest upon the lapse of such restrictions as provided in the Award Agreement.  Except as otherwise provided in the Plan and the applicable Award Agreement, an Award of Restricted Stock granted pursuant to this Plan shall vest at an annual rate of twenty percent (20%) of the total number of shares of Restricted Stock awarded thereunder over the five (5) year period following the Grant Date, subject to the Participant’s maintenance of his or her Eligible Status over that period as well as the other provisions of this Plan, and any unvested shares of Restricted Stock shall be forfeited on the date the Participant’s Eligible Status is terminated for any or no reason.  Except as expressly set forth in the applicable Award Agreement, any Restricted Stock awarded pursuant to this Plan shall initially be unvested.

4.4                                 Dividend and Voting Rights.  Unless otherwise determined by the Committee, an Award of Restricted Stock shall not entitle the Participant to dividend or voting rights during the period for which the shares of Restricted Stock are unvested.  The Committee may in its discretion provide that the Participant shall be entitled to dividend and/or voting rights with respect to all or part of an Award of Restricted Stock, and the Committee may in its discretion provide that any dividends or other distributions otherwise payable on shares of Restricted Stock while such shares are unvested shall be automatically sequestered and paid on a deferred basis when such shares shall have vested or reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same vesting conditions or restrictions as the underlying shares of Restricted Stock or such other conditions or restrictions as the Committee may determine.

4.5                                 Restrictions on Transfer.  Each Award Agreement with respect to an Award of Restricted Stock shall provide that, during the period for which the Restricted Stock is unvested, any Transfer of the shares of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date.  Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to continuing restrictions in the hands of any transferee.  Except as otherwise provided in an applicable Award Agreement, unvested shares of Restricted Stock may not be Transferred other than in accordance with Section 8.4 hereof.

4.6                                 Certificates.  Unless otherwise directed by the Committee, all certificates representing shares of Restricted Stock, together with a stock power that shall be endorsed in blank by the Participant with respect to such shares of Restricted Stock, shall be held in custody by the Company until all restrictions thereon lapse.

4.7                                 Section 83(b) Election.  The Participant shall notify the Company in writing within ten (10) days after making any election pursuant to Section 83(b) of the Code with respect to any Restricted Stock awarded hereunder.

ARTICLE V

RESTRICTED STOCK UNITS

5.1                                 General; Nature of Award.  An Award of RSUs shall be subject to the terms and conditions set forth in this ARTICLE V and to such other terms and conditions not inconsistent with the Plan as may be determined by the Committee and reflected in the applicable Award Agreement.  An Award of RSUs shall constitute an agreement by the Company to issue or transfer Common Shares, or, if the Committee so determines, the cash equivalent of such Common Shares, to the Participant in the future in consideration of the performance of services, subject to the fulfillment of such conditions as the Committee may specify during a period to be determined by the Committee on the Grant Date.  Any Award of RSUs shall comply with, or be exempt from, the requirements of Section 409A of the Code.

5.2                                 Consideration.  To the extent permitted by Georgia law, each Award of RSUs may be made without additional consideration from the Participant or, if the Committee so determines, in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

5.3                                 Vesting.  An Award of RSUs shall be subject to such restrictions, if any, as the Committee may establish in the applicable Award Agreement, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate, and such RSUs shall vest upon the lapse of such restrictions as provided in the Award Agreement.  Unless otherwise provided by the Committee in the applicable Award Agreement, an Award of RSUs granted pursuant to this Plan shall vest at an annual rate of twenty percent (20%) of the total number of RSUs awarded thereunder over the five (5) year period following the Grant Date, subject to the Participant’s maintenance of his or her Eligible Status over that period as well as the other provisions of this Plan, and any unvested RSUs shall be forfeited on the date the Participant’s Eligible Status is terminated for any or no reason.

5.4                                 Payment Date.  Each Award Agreement with respect to an Award of RSUs shall specify the date or event(s) on which such RSUs will be settled, which shall be fixed by the Committee on the Grant Date so that such Award shall comply with, or be exempt from, the requirements of Section 409A of the Code.  Unless otherwise provided by the Committee in the applicable Award Agreement, Common Shares or cash in settlement of an Award of RSUs shall be issued or paid no later than thirty (30) days following the applicable vesting date provided in Section 5.3, with the intent that such Award shall qualify for the “short-term deferral” exception under Section 409A of the Code.

ARTICLE VI

STOCK BONUSES

6.1                                 Stock Bonuses.  The Committee may grant Stock Bonuses consisting of unrestricted Common Shares to Participants under the Plan, in such amounts as the Committee shall from time to time in its sole discretion determine.  Each Stock Bonus so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement and shall comply with, or be exempt from, the requirements of Section 409A of the Code.

ARTICLE VII

PERFORMANCE COMPENSATION AWARDS

7.1                                 General.  The Committee shall have the authority, at the time of grant of any Award, to designate such Award as a “Performance Compensation Award” intended to qualify as “performance-based compensation” under Section 162(m) of the Code.  The Committee shall have the authority to grant Cash Bonuses under the Plan with the intent that such Cash Bonuses shall qualify for the exemption from Section 162(m) of the Code provided pursuant to Section 1.162-27(f)(1) of the Treasury Regulations, for the reliance period described in Section 1.162-27(f)(2) of the Treasury Regulations.  In addition, the Committee shall have the authority to make an Award of a Cash Bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

7.2                                 Discretion of Committee.  The Committee shall have sole discretion to select the type(s) of Performance Compensation Awards to be issued, the performance goal(s) applicable to such Award (“Performance Goals”), the period(s) of time over which the attainment of the Performance Goal(s) will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award (“Performance Period”), and the formula which shall be applied against the Performance Goal(s) to determine whether all, some portion, or none of the Performance Compensation Award has been earned for the Performance Period (“Performance Formula”), which shall be objective and nondiscretionary.  Within the first ninety (90) days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with respect to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

7.3                                 Performance Goals.  The performance criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company, the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed, and shall be limited to the following: (i) net earnings or net income (before or after taxes), (ii) basic or diluted earnings per share (before or after taxes), (iii) net revenue or net revenue growth, (iv) gross profit or gross profit growth, (v) net operating profit or net operating profit growth (before or after taxes),

(vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (viii) earnings before or after taxes, interest, depreciation, and/or amortization; (ix) gross or operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); and (xii) expense targets.  Any one or more of the above performance criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Subsidiaries or any combination thereof, as the Committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.  Solely to the extent that such modification would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may adjust or modify the Performance Goal(s) applicable to such Award to exclude the impact of any significant acquisitions or dispositions of businesses by the Company, one-time non-operating charges, accounting changes (including the early adoption of any accounting change mandated by any governing body, organization or authority), or any other specific unusual or nonrecurring events.

7.4                                 Payment of Performance Compensation Awards.

(a)                                  Conditions to Receive Payment.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.  Subject to Section 8.3(c), Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (i) the Performance Goal(s) for the Performance Period are achieved and (ii) all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goal(s).

(b)                                 Certification.  Following the completion of a Performance Period and prior to payment of a Performance Compensation Award, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount earned pursuant to the Performance Compensation Award for the Performance Period based upon the Performance Formula.  The Committee shall then determine the amount actually payable to the Participant pursuant to the Performance Compensation Award for the Performance Period.

(c)                                  Negative Discretion.  In determining the actual amount payable to the Participant with respect to the Performance Compensation Award for the Performance Period, the Committee may reduce or eliminate the amount earned pursuant to the Performance Compensation Award under the Performance Formula in the Performance Period through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (i) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if or to the extent that the Performance Goals for such Performance Period have not been attained (except as provided in Section 8.3(c)), or (ii) increase a Performance Compensation Award above the applicable limitations set forth in Section 1.6(e) hereof.

ARTICLE VIII

PROVISIONS APPLICABLE TO ALL AWARDS

8.1                                 Dividend, Voting and Other Ownership Rights.  Except to the extent expressly provided in the Plan or the applicable Award Agreement, a Participant holding an Award denominated or potentially payable in Common Shares, to the extent not yet exercised or settled, will have none of the rights of a holder of Common Shares.  For the avoidance of doubt, no such Participant shall be entitled to any dividends or any other distributions of any kind or character except as expressly provided in the Plan or the applicable Award Agreement.  The Committee may, in its discretion, on or after the Grant Date, authorize the payment of dividend equivalents (“Dividend Equivalents”) with respect to any Award, in cash or in the form of additional Common Shares on a current, deferred or contingent basis, and subject to such restrictions as the Committee may determine, with respect to any or all dividends or other distributions paid by the Company with respect to Common Shares.

8.2                                 Termination Upon Change in Position.  Subject to applicable law and the terms of the Plan, the Committee in its discretion may provide in the applicable Award Agreement that an unvested Award (or portion of an Award) shall be forfeited and shall terminate, in whole or in part as provided in the applicable Award Agreement, in the event that the Company or Subsidiary with which the Participant is employed or engaged changes the capacity in which such Participant is employed or engaged.

8.3                                 Effect of a Change in Control.  The Committee shall be authorized to determine and specify in any Award Agreement provisions which shall apply upon a Change in Control of the Company and for such purposes to define a Change in Control of the Company.  Except as otherwise provided in an Award Agreement, in the event of a Change in Control, the Board, in its sole and absolute discretion, may determine that it is in the best interests of the Company, and if so, may take all appropriate action, with respect to any particular outstanding Award or Awards, either to:

(a)                                  Cancel the Award as of a Change in Control, notify the Participant of the proposed Change in Control reasonably prior to its consummation, and accelerate the vesting of the Award to the time immediately prior to the proposed Change in Control or, in the case of an Option or SAR, provide that such Award shall be immediately exercisable so that the Participant will have an opportunity to exercise the Award in its entirety immediately prior to the consummation of the Change in Control and the cancellation of such Award;

(b)                                 Purchase all or a portion of the Award, including any unvested portion if the Board so determines in its discretion, for: (i) in the case of an Option or SAR, cash in an amount equal to the excess of the aggregate Fair Market Value of the Common Shares underlying such Option or SAR or portion thereof over the aggregate Exercise Price or Strike Price with respect to such Option or SAR or portion thereof (net of the amount of the applicable Tax Withholding Liability), and (ii) in the case of any other Award, such consideration as the Board may in good faith determine to be equitable under the circumstances; in each case provided, however, that in the case of any Award that is or could become subject to the requirements of Section 409A of the Code, no such action shall cause an acceleration of payment in violation of Section 409A of the Code;

(c)                                  In the case of a Performance Compensation Award, provide that any incomplete Performance Period in effect on the date of the Change in Control shall end on such date, and cause the Participant to receive partial or full payment of such Performance Compensation Award either (i) based upon the extent to which Performance Goals with respect to such Performance Period have been met as determined by the Committee on the basis of such audited or unaudited financial information or other information then available as it deems relevant, (ii) assuming that the applicable “target” levels of performance have been attained, or (iii) on such other basis determined by the Board or the Committee; provided, however, that in the case of any Award that is or could become subject to the requirements of Section 409A of the Code, no such action shall cause an acceleration of payment in violation of Section 409A of the Code; or

(d)                                 Require the Acquirer to assume the outstanding Award or substitute a comparable award with respect to the stock of such entity, provided that the Board determines that such substitution shall not be treated as a modification or grant of a new award for purposes of Section 409A of the Code and, in the case of an Incentive Stock Option, Section 424 of the Code.

In addition, in the case of any dissolution or liquidation, the Administrator may provide that the Company’s repurchase rights applicable to Common Shares acquired pursuant to an Award under the Plan shall lapse as to all such Common Shares.  In the case of a dissolution or liquidation, any Award that has not previously been exercised or settled shall terminate immediately prior to the consummation of such dissolution or liquidation.

8.4                                 Transferability of Awards.

(a)                                  Except as provided in this Section 8.4 or the applicable Award Agreement, no Award may be Transferred or shall be Transferable by the Participant otherwise than by will or the laws of descent and distribution, or, for any Award other than an Incentive Stock Option, pursuant to a domestic relations order.  During the lifetime of the Participant, any Option or SAR shall be exercisable only by such Participant; in the event of the Participant’s legal incapacity, by the Participant’s guardian or legal representative; or, in the case of an Option or SAR Transferred pursuant to a domestic relations order, by the transferee.  Any attempt to Transfer an Award in violation of this Plan shall render such Award null and void.

(b)                                 Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive any amounts payable with respect to an Award under the Plan upon the Participant’s death.  A Participant may, from time to time, revoke or change the beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee.  The last such designation received by the Committee shall be controlling, provided that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.  If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.

(c)                                  The Committee may, in its discretion, expressly provide in an Award Agreement that a Participant may Transfer such Award (other than an Incentive Stock Option), in whole or in part, without consideration or pursuant to a domestic relations order, to: (i) any “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (an “Immediate Family Member”), (ii) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members, (iii) a partnership or limited liability company whose only partners or shareholders are the Participant and the Participant’s Immediate Family Members, or (iv) on or after the Registration Date, any other transferee as may be approved by the Committee in its sole discretion or provided in the applicable Award Agreement (each transferee described in clauses (i) through (iv) above hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance notice describing the terms and conditions of the proposed Transfer and the Committee notifies the Participant in writing that such a Transfer would comply with the requirements of the Plan, and provided, further, that no award that is or may become subject to Section 409A of the Code may be transferred pursuant to this Section 8.4(c) if such transfer would cause a violation of Section 409A of the Code.

(d)                                 The terms of any Award Transferred in accordance with Section 8.4(a) or 8.4(c) shall apply to the transferee and any reference in the Plan or in any applicable Award Agreement to a Participant shall be deemed to refer to the transferee, except that (i) a transferee shall not be entitled to transfer any Award, other than by will or the laws of descent or distribution, (ii) a transferee shall not be entitled to exercise any Transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (iii) the Committee and the Company shall not be required to provide any notice to a transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (iv) the consequences of the termination of the Participant’s Eligible Status under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including without limitation any vesting or forfeiture provisions under the Plan or the applicable Award Agreement or the provision that an Option or SAR shall be exercisable by the transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(e)                                  Any Award made under this Plan may provide that all or part of the Common Shares that are to be or have been issued or transferred by the Company upon the grant, exercise or settlement of an Award (including without limitation any vested Common Shares pursuant to an Award of Restricted Stock or a Stock Bonus) shall be subject to further restrictions upon Transfer.

8.5                                 Repurchase of Vested Award.  The Company shall have the right, but not the obligation, to purchase all or any part of a vested outstanding Award held by a Participant whose Eligible Status has terminated for any or no reason, provided, however, that in the case of any Award that is or could become subject to the requirements of Section 409A of the Code, no such action shall cause an acceleration of payment in violation of Section 409A of the Code.  Any such purchase shall be for: (a) in the case of an Option or SAR, cash in an amount equal to the excess of the aggregate Fair Market Value of the Common Shares underlying such Option or SAR or portion thereof over the aggregate Exercise Price or Strike Price with respect to such Option or SAR or portion thereof (net of the amount of the applicable Tax Withholding Liability), and (b) in the case of any other Award, such consideration as the Committee may in good faith determine to be equitable under the circumstances.  The Company’s repurchase rights pursuant to this Section 8.5 shall terminate on the Registration Date as to all Awards granted under the Plan.

8.6                                 Restrictions on Common Shares.

(a)                                  General; Legend.  All Common Shares acquired under the Plan shall be subject to all terms and restrictions of the Company’s charter documents applicable to the Common Shares, including without limitation any restrictions on Transfer set forth therein.  In addition, except as expressly set forth in an applicable Award Agreement, such Common Shares shall be subject as well to the limitations and restrictions set forth in this Section 8.6 or imposed by law.  To the extent deemed necessary by the Company to evidence these restrictions, the Company shall cause such Common Shares to be issued with a legend referring to these restrictions.

(b)                                 Transfers of Common Shares.  Common Shares may not be Transferred except as provided in the Company’s charter documents or this Plan or as expressly set forth in an applicable Award Agreement.  Subject to any restrictions on Transfer set forth in the Company’s charter documents, a Participant may make the following Transfers of Common Shares: (i) Transfers by will or under the laws of descent and distribution; (ii) Transfers pursuant to a domestic relations order; and (iii) Transfers to a Permitted Transferee.  In addition to the foregoing, Transfers permitted by the Company’s charter documents (other than Transfers to a Permitted Transferee) of a Participant’s Common Shares acquired under this Plan shall, except to the extent expressly provided to the contrary in such documents, be subject to the Company’s right of first refusal described in this paragraph to purchase any or all of the Participant’s Common Shares proposed to be Transferred, and any purported Transfer failing to comply with these requirements shall be void and of no effect.  In the case of any Transfer of Common Shares subject to the right of first refusal, the transferor, in the case of a voluntary Transfer (e.g., a sale), or the transferee, in the case of an involuntary Transfer (e.g., an assignment for the benefit of creditors or a Transfer by operation of law), shall provide the Company with written notice of the proposed Transfer, stating the number of Common Shares proposed to be Transferred, the bona fide cash price and/or the fair market value of any other consideration that the transferee has agreed to pay for such Common Shares (if any), and such other information as the Company may reasonably request, and the Company may exercise its right of first refusal at any time not more than thirty (30) days after the later of the Company’s receipt of such written notice or such requested information.  The Company shall exercise its right, if at all, by informing the transferor or transferee, as applicable, in writing of the Company’s intention to do so, in a notice that specifies a closing date that is no more than sixty (60) days after such exercise.  The Company shall pay cash for such Common Shares in an amount equal to (A) the cash price (or the fair market value of any other consideration) at which the Participant proposed to sell the Common Shares to the transferee, in the case of a proposed sale of the Common Shares, or (B) the Fair

Market Value of the Common Shares in the case of a Transfer for which no sales price is determined.  In the event of a dispute regarding the Fair Market Value of the Common Shares, the parties shall resolve such dispute through the procedures set forth in Section 9.7. The restrictions on Transfer and the Company’s right of first refusal pursuant to this Section 8.6(b) shall terminate on the Registration Date as to all Common Shares issued pursuant to the Plan and the Participant may transfer such Common Shares to any Person except as otherwise provided in the Plan and the applicable Award Agreement, subject to Section 8.6(d).

(c)                                  Repurchase Rights. The Company shall have the right, but not the obligation, to purchase all or any part of the Common Shares acquired under the Plan for a period of ninety (90) days following the later of (i) the acquisition of such Common Shares, or (ii) the termination of the Participant’s Eligible Status with the Company for any or no reason.  Any repurchase pursuant to this Section 8.6(c) shall be for a cash payment in an amount equal to the Fair Market Value of the repurchased Common Shares at the time of repurchase (net of any amount required to be withheld).  The Company’s repurchase rights pursuant to this Section 8.6(c) shall terminate on the Registration Date as to all Common Shares acquired under the Plan.

(d)                                 Standstill.  To the extent requested by the Company or an Acquirer in connection with a firm commitment of an underwritten public offering of securities of any of them, the Participant will agree (i) not to sell or otherwise Transfer any Common Shares acquired under the Plan for a period of one hundred eighty (180) days (or such shorter or longer period as the managing underwriter may require of the principal security holders of the Company or Acquirer, as the case may be) following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering, and (ii) to execute such instruments as the managing underwriter may reasonably require to evidence compliance with the foregoing.

(e)                                  Specific Performance.  By accepting any Award hereunder, the Participant acknowledges and agrees that money damages will be inadequate to compensate the Company and its other shareholders if the restrictions of this Section 8.6 are violated; and the Participant therefore acknowledges and agrees that the Company shall, in all such cases, be entitled to a decree of specific performance of the terms hereof or to an injunction restraining such Participant from violating this Plan, in addition to any other remedies that may be available to the Company at law or equity.

8.7                                 Investment Intent.  By accepting any Award hereunder, the Participant will be deemed to represent, warrant and agree with respect to any Common Shares that are or may be acquired pursuant to such Award that (a) such Common Shares may only be Transferred pursuant to a registration under the Securities Act or an exemption from such registration; (b) the Company is under no obligation to register such Common Shares; (c) upon exercise of such Award, the Participant will acquire such Common Shares for his or her own account and not with a view to distribution within the meaning of the Securities Act, other than as may be effected in compliance with the Securities Act and the rules and regulations promulgated thereunder or under any applicable state securities laws; (d) other than a Permitted Transferee, no other Person will have any beneficial interest in such Common Shares; and (e) except for any contemplated Transfer to a Permitted Transferee, the Participant has no present intention of disposing of such Common Shares at any particular time; provided, however, that clauses (d) and (e) shall not apply on or after the Registration Date as to any Common Shares acquired under the Plan.  The Participant shall give such further assurances of the Participant’s investment intent as the Company may require to ensure that the transaction complies in all respects with the requirements of the Securities Act (or any exemption thereto) and all other applicable securities laws.

8.8                                 Tax Withholding.  A Participant shall be required to pay to the Company (or its Subsidiary, at the discretion of the Committee or the Company), and the Company or its Subsidiary shall have the right and is hereby authorized to withhold, from any cash, Common Shares, or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, or other property) of any Tax Withholding Liability in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such Tax Withholding Liability.  Without limiting the generality of the foregoing, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the Tax Withholding Liability by (a) cash or bank cashier’s check made payable to the Company’s (or its Subsidiary’s) order, (b) the delivery of Common Shares (which are not subject to any pledge or other security interest) owned by the Participant having an aggregate Fair Market Value equal to the amount of such Tax Withholding Liability, or (c) having the Company withhold from Common Shares or from the cash or other property otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of Common Shares with a Fair Market Value equal to the amount of such Tax Withholding Liability or an amount of cash equal to (or other property with a fair market value equal to) the amount of such Tax Withholding Liability; but in each case no more than the minimum required statutory withholding liability).

8.9                                 Fractional Shares.  The Company shall not be required to issue any fractional Common Shares pursuant to this Plan.  The Committee may provide for the elimination of fractional Common Shares subject to any Award or for the settlement thereof in cash, in its sole discretion.

ARTICLE IX

MISCELLANEOUS

9.1                                 Term of the Plan.  This Plan will be effective as of the later of the date of its adoption by the Board and the date of its approval by the shareholders of the Company (the “Effective Date”).  Subject to earlier termination pursuant to Section 9.2, this Plan will remain in effect until the tenth (10th) anniversary of the Effective Date and no Award shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date.  Notwithstanding the foregoing, unless otherwise expressly provided in the Plan or in the applicable Award Agreement, any Award theretofore granted may extend beyond the tenth (10th) anniversary of the Effective Date, and the terms and conditions of this Plan shall continue to apply to any Awards granted hereunder until their exercise, expiration, forfeiture or other termination hereunder, including without limitation the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award and the authority of the Board to amend the Plan.

9.2                                 Amendment and Discontinuance.  The Board may amend, alter, suspend, discontinue or terminate this Plan, in whole or in part, at any time or from time to time, except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or the Plan; provided, however, that:

(a)                                  No such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if: (i) such amendment, alteration, suspension, discontinuation or termination would increase the total number of Common Shares available under the Plan, except as provided in Sections 1.6 and 9.4 hereof; (ii) except as provided in Section 9.4 hereof, such amendment, alteration, suspension, discontinuation or termination would permit Options, SARs, or other Awards encompassing rights to purchase Common Shares to be repriced, replaced, or regranted through cancellation, or by lowering the Exercise Price, Strike Price, or purchase price of such Options, SARs, or other Awards; or (iii) such shareholder approval is necessary to comply with any regulatory requirement applicable to the Plan or with any applicable listing or other requirements of a national securities exchange;

(b)                                 No such amendment, alteration, suspension, discontinuation or termination may diminish or impair any rights or increase any obligations under any Award previously granted under this Plan without the consent of the holder thereof; nor may the number of Common Shares in the Award Pool be reduced to a number that is less than the aggregate number of Common Shares (i) subject to all outstanding Awards granted hereunder that have not yet been exercised or settled, and (ii) that have been issued and are outstanding pursuant to the grant, exercise or settlement of any Award granted hereunder; nor may the number of Common Shares available for grants of Incentive Stock Options be reduced to a number that is less than the aggregate number of Common Shares with respect to which Incentive Stock Options have been granted hereunder.

9.3                                 Amendments to Awards.  The Committee may amend, alter, suspend, discontinue or terminate any Awards theretofore granted, prospectively or retroactively, except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or the Plan.  Without limitation, and subject to the terms and conditions and within the limitations of this Plan, the Committee may waive any conditions or rights under any Award, extend or renew any outstanding Award or accept the surrender of an outstanding Award and authorize the granting of a new Award in substitution therefor.  Notwithstanding the foregoing, however, no amendment, alteration, suspension, discontinuation or termination of any Award shall, without the consent of the Participant, diminish or impair any rights or increase any obligations under any outstanding Award; provided, however, that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (a) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to satisfy the requirements of any accounting standard, or (b) is not reasonably likely to diminish significantly the benefits provided under such Award.  Any amendment, alteration, extension, renewal, substitution, or other change to any Award pursuant to this Section 9.3 shall be made only to the extent that the Committee determines that such change shall not be treated as a modification or grant of a new option or stock appreciation right for purposes of Section 409A of the Code (in the case of an Option or SAR) and Section 424 of the Code (in the case of an Incentive Stock Option) and will not otherwise cause a violation of Section  409A of the Code.

9.4                                 Changes in Capital Structure and Similar Events.  In the event of a change in the outstanding Common Shares of the Company by reason of any stock split, subdivision, reverse stock split, recapitalization, combination, reclassification, merger, consolidation, split-up, spin-off, reorganization, liquidation, extraordinary dividend (whether in the form of cash, Common Shares, other securities, or other property), other substantial distribution of the assets of the Company, or similar transaction, event, or change in circumstances that results in or would result in any substantial dilution or enlargement of the rights granted to, or available for Participants, the Board, upon the recommendation of the Committee, and subject to any required action by the shareholders of the Company, shall make equitable adjustments to the Award Pool and to each of the limitations in Section 1.6, and the Committee shall make equitable adjustments to the terms of any outstanding Awards, including without limitation the number and kind of shares subject to any outstanding Awards and the Exercise Price or Strike Price of any outstanding Options or SARs.  Any such adjustments shall be effective, conclusive and binding for all purposes with respect to this Plan and all Awards then outstanding.  Any adjustment pursuant to this Section 9.4 shall be made only to the extent that the Committee determines that such adjustment shall not be treated as a modification or grant of a new option or stock appreciation right for purposes of Section 409A of the Code (in the case of an Option or SAR) and Section 424 of the Code (in the case of an Incentive Stock Option) and will not otherwise cause a violation of Section 409A of the Code.

Except as provided herein, or as set forth in the applicable Award Agreement, a Participant shall have no rights with respect to an outstanding Award by reason of any other capital change, including without limitation any other distribution by the Company to its shareholders, any increase or decrease in the number of shares of any class or series, any dissolution, liquidation, merger, consolidation or Change in Control, or the Company’s issuance of securities of any class or series or convertible into any class or series, and no such capital change shall require any adjustment with respect to the number of Common Shares subject to an outstanding Award or the Exercise Price or Strike Price of an outstanding Option or SAR.

9.5                                 Notices.  Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Plan shall be in writing and shall be (a) delivered personally to the Person to whom the same is directed, or (b) sent by facsimile, recognized overnight courier service or registered or certified mail, return receipt requested, postage prepaid, addressed as follows: if to the Company, to 10 Glenlake Parkway, Suite 800, South Tower, Atlanta, GA 30328, Attn: General Counsel, or to the notice address determined in accordance with the Company’s charter documents; if to a Participant, to such Participant at the address set forth in the applicable Award Agreement, or to such other address as such Participant may from time to time specify by notice to the Company.  Any such notice shall be deemed to be delivered, given and received for all purposes as of: (i) the date so delivered, if delivered personally, (ii) upon receipt, if sent by facsimile or courier service, or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

9.6                                 Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the State of Georgia and applicable federal law without regard to principles of conflicts of law.

9.7                                 Resolution of Disputes.  Except as otherwise provided herein or in any Award Agreement, any dispute arising under this Plan or any Award Agreement shall be submitted to arbitration before a single arbitrator in Atlanta, Georgia, in accordance with the then current Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (or any successor organization), unless otherwise required by law.  The award in any such arbitration shall be final and binding on the parties, and judgment upon such award may be entered in any federal or state court having jurisdiction.  The arbitrator, in his or her sole discretion, may determine that there is a prevailing party or parties in the arbitration and, if so, the arbitrator, in his or her sole discretion, to the extent permitted by law, may determine that the costs of the arbitration proceedings, including reasonable attorneys’ fees, that would otherwise be borne by such party(ies) shall be borne by the other party(ies).

9.8                                 Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

9.9                                 No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

9.10                           Headings.  Headings are given to the Articles, Sections and other subdivisions of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

9.11                           Compliance with Section 409A of the Code.  Except to the extent specifically provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of, or be exempt from, Section 409A of the Code so as to avoid the imposition of any additional taxes or penalties under Section 409A.  If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

9.12                           No Representations or Covenants with Respect to Tax Qualification.  Although the Company may endeavor to (a) qualify an Award for favorable tax treatment (e.g., incentive stock options under Section 422 of the Code) or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment under federal, state, local or foreign tax law and shall have no obligation to indemnify, hold harmless, reimburse, or otherwise compensate any Participant for any tax liability (including any additional tax, penalty or interest) with respect to any Award.  The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

9.13                           Awards to Non-U.S. Employees.  The Committee shall have the power and authority to determine which Subsidiaries shall be covered by this Plan and which officers, trustees, employees, consultants, advisers or other bona fide service providers outside of the United States shall be eligible to participate in the Plan.  The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices.  Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on termination of employment; available methods of exercise or settlement of an Award; payment of income, social insurance contributions and payroll taxes; withholding procedures; and handling of any stock certificates or other indicia of ownership which vary with local requirements.  The Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations.

9.14                           Compliance with Laws.  The granting of Awards and the issuance or transfer of Common Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies or stock exchanges on which the Company is listed as may be required.  The Company shall have no obligation to issue, transfer or deliver evidence of title for Common Shares issued under the Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Common Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.  The inability of the Company to obtain or maintain authority from any regulatory body having jurisdiction (or the impracticability of the Company obtaining or maintaining such authority), which authority is deemed by the Company’s counsel to be necessary to the lawful issuance, transfer or sale of any Common Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue, transfer or sell such Common Shares as to which such requisite authority shall not have been obtained.

9.15                           Copies of Plan.  The Company shall deliver a copy of this Plan to each Participant at or before the time such Participant executes an Award Agreement.

9.16                           Predecessor Plan.  No new awards will be granted under the Predecessor Plan on or after the Effective Date.